Exhibit 99.1

AudioEye Announces Preliminary Outlook for Fourth Quarter Results

Twenty-Fourth Consecutive Period of Record Revenue

TUCSON, Ariz. — January 14, 2022 — (NASDAQ: AEYE), an industry-leading digital accessibility platform delivering website accessibility compliance to businesses of all sizes, provided a customer update and its preliminary outlook for revenue, monthly recurring revenue, and net loss for the fourth quarter 2021.

Preliminary Fourth Quarter 2021 Updates

●	As of December 31, 2021, monthly recurring revenue (MRR) is expected to be about $2.2 million representing an increase of 16% year over year
●	Fourth quarter 2021 revenue is expected to be in the range of $6.4 million to $6.5 million representing an increase of 14-16% year over year
●	Net loss for the fourth quarter 2021 is expected to be between $5.2 million and $4.9 million, inclusive of expected litigation expense in the range of $0.9 million to $1.1 million and expected stock based compensation expense in the range of $2.1 million to $2.3 million (both of which we expect to exclude from our non-GAAP loss for the quarter)

●	Ended the fourth quarter with a customer count of approximately 82,000 representing an increase of 156% year over year

●	Renewed significant contract with global HR and payroll software and service company in December

●	Signed a major agency and a large financial institution

“AudioEye’s results in the fourth quarter reflect significant progress across product development and sales. Our customers started to take full advantage of our newly launched Issue Reporting dashboard, which enables them to take proactive action and address the most pressing accessibility issues faster and at scale. The new feature, coupled with our human assisted technology, allows us to deepen our relationships with existing customers and attract new ones,” said David Moradi, CEO of AudioEye. “Highlights in the quarter include renewing a significant contract with a global HR and payroll software and service company, signing a major agency and a large financial institution while experiencing strong growth in the marketplace channel. We are well-positioned for the future and look forward to supporting our customers with new innovations and a comprehensive web accessibility platform in our mission to eradicate all barriers to digital access.”

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining easy-to-use technology and subject matter expertise, AudioEye helps companies and content creators solve every aspect of web accessibility — from finding and resolving issues to navigating legal compliance, to ongoing monitoring and upkeep. Trusted by the FCC, ADP, SSA, Samsung, and others, AudioEye delivers automated remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us on our mission to eradicate barriers to digital access, visit www.audioeye.com.

Cautionary Language

Our preliminary estimated results are subject to completion of our customary year-end closing, review and audit procedures and are not a comprehensive statement of our financial results for the three months ended December 31, 2021. We caution that our final results for the fiscal year ended December 31, 2021 that we will file with the SEC could include financial results for the three months ended December 31, 2021 that vary significantly from these preliminary estimates as a result of the completion of our customary year-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the fiscal year ended December 31, 2021 are finalized. These preliminary estimates should not be viewed as a substitute for complete financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates. The preliminary estimates of results included above have been prepared by, and is the responsibility of, the Company’s management. MaloneBailey LLP (“MaloneBailey”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, MaloneBailey does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and MRR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform and sales channels; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

 About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We define MRR as the sum of (i) for our Enterprise sales channel, the total of the average monthly recurring fee amount under each active paid contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the recognized recurring monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services and Mobile App report business.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860